EXHIBIT 3.a

                            ARTICLES OF INCORPORATION
                                       OF
                              BIRD-HONOMICHL, INC.

         The undersigned natural person, being more than twenty-one years of age, hereby establishes a corporation pursuant to the statutes of Colorado and adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is:

                              BIRD-HONOMICHL, INC.

         SECOND: The corporation shall have perpetual existence.

         THIRD:

                  (a) PURPOSES. The nature, objects and purposes of the business to be transacted shall be as follows:

                           (1) To engage in accounting, consulting, personnel
recruiting and general business consulting.

                           (2) To engage in any lawful business.

                           (3) To engage in any business which is considered
lawful in the State of Colorado.

                           (4) In general, to carry on any other business in
connection with the foregoing and to have and exercise all of the powers which are now or may hereafter be conferred by the laws of Colorado upon like corporations and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do.

                  (b) POWERS. In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

         FOURTH:

                  (a) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of $.000l par value common stock.

                  (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote.

                  (c) There shall be no cumulative voting allowed.

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                  (d) At all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

                  (e) No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for script, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                  (f) The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

         FIFTH: The number of directors shall be one. The director that shall constitute the initial board, and his address is as follows:

                                 B.L. Honomichl
                            1001 E. Bayaud Ave. #1402
                             Denver, Colorado 80209

         SIXTH: The address of the initial registered office of the corporation is 1001 E. Bayaud Ave. #1402, Denver, Colorado 80209. The name of its initial registered agent at such address is B.L. Honomichl. The corporation may conduct part or all of its business in any other part of Colorado, of the United States, or of the world. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

         SEVENTH: The following provisions are inserted for the management of the new business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

                  (a) CONTRACTS WITH DIRECTORS, ETC. No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of another corporation; or (ii) the fact that any director or officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

                  (b) LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION.

         No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages

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

for: (i) any or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which such director derived an improper personal benefit, but only to the extent of the reasonably fair value of any such improper benefit.

         No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

         The word "director" shall include at least the following, unless limited by Colorado law: an individual who is or was a director of the Corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving as a director of an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Colorado law, the word "director" shall also include officers, employees and agents of the Corporation and the heirs and personal representatives of all directors.

         This corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions contained in Section 7-3-101 of the Colorado Revised Statutes, or any successor provisions.

                  (c) NEGATION OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of the shares.

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

         EIGHTH: The name and address of the incorporator is:

                                 B.L. Honomichl
                            1001 E. Bayaud Ave. #1402
                             Denver, Colorado 80209

Dated:  March 8, 1991

                                                    /S/ BRENDA L. HONOMICHL
                                                    ----------------------------
                                                    Incorporator

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STATE OF COLORADO      )
                       )          SS.
COUNTY OF DENVER       )

         I, Sandi Y. Miela, a notary public, hereby certify that on March 8, 1991 personally appeared before me B. L. Honomichl who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date first above mentioned.

         My commission expires:  May 9, 1999

                                                     /S/ SANDI Y. MIELA
                                                     ---------------------------
                                                     Notary Public
                                                     1700 Lincoln
                                                     Suite 3800
                                                     Denver, Colorado 80203

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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              BIRD HONOMICHL, INC.

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Bird-Honomichl, Inc.

         SECOND: The following amendment to the Articles of Incorporation was adopted on October 16, 1998, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders. Of 1,834,665 shares outstanding, 1,614,532 shares voted FOR the amendment and -0- shares voted AGAINST the amendment, which vote was sufficient for approval.

         Article Fourth of the Articles of Incorporation is amended to read as follows:

                  (a) The total number of shares of stock which this corporation is authorized to issue is fifty million (50,000,000) shares of common stock, par value $.000l per share; and 1,000,000 shares of preferred stock, par value $.0001 per share, which shares of preferred stock may be issued in various series by the authority of the Board of Directors with such designations and relative rights and preferences as shall from time to time be determined by the Board of Directors within the limitations prescribed by the Colorado Business Corporation Act.

         THIRD: The following amendment to the Articles of Incorporation to change the corporate name was adopted on October 16, 1998, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders. Of 1,834,665 shares outstanding, 1,614,532 shares voted FOR the amendment and -0- shares voted AGAINST the amendment, which vote was sufficient for approval.

         Article First of the Articles of Incorporation is amended to read as follows:

                        The name of the corporation is "Legal Club of America Corporation".

         IN WITNESS WHEREOF, these Articles of Amendment are hereby executed this 20th day of November 1998.

                                              /S/ JOSEPHINE JULIANO
                                              ------------------------------
                                              Josephine Juliano

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        LEGAL CLUB OF AMERICA CORPORATION

LEGAL CLUB OF AMERICA CORPORATION, a corporation organized and existing under the Business Corporation Act of the State of Colorado, desiring to amend its Articles of Incorporation in accordance with Section 7-106-102 of said Business Corporation Act, DOES HEREBY CERTIFY:

         FIRST: That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, and pursuant to
Section 7-106-102 of the Colorado Business Corporation Act, said Board of Directors, acting by unanimous written action in lieu of a meeting thereof on March 31, 1999, duly determined that forty thousand (40,000) shares of the Corporation's Preferred Stock, $.0001 par value, shall be designated "Series A Convertible Preferred Stock", and to that end the Board of Directors adopted resolutions providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, which resolutions are as follows:

         RESOLVED, that forty thousand (40,000) shares of authorized and heretofore unissued and undesignated shares of the $.0001 par value Preferred Stock of Legal Club of America Corporation (the "Corporation"), a Colorado corporation, are designated as the Corporation's Series A Convertible Preferred Stock; and

         RESOLVED FURTHER, that the Series A Convertible Preferred Stock shall have the following preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions:

                  1. DIVIDENDS. Holders of shares of Series A Convertible Preferred Stock (hereinafter referred to as the "Shares") shall be entitled to receive dividends if, as and when dividends are declared on the Corporation's Common Stock on an "as converted" basis, i.e., the dividend payable on each Share shall equal the dividend payable on one share of Common Stock multiplied by the number of shares of Common Stock into which a Share is convertible pursuant to Section 5 below as of the date of record of such dividend (the "Record Date"). The rights of holders of Shares to any such dividend shall be PARI PASSU with holders of Common Stock.

                  2. RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (a) First, to the holders of any class or series of
Preferred Stock or other capital stock of the Corporation which is entitled to a preference over the Series A

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Convertible Preferred Stock in liquidation and dissolution of the Corporation, but only to the extent of that preference.

                           (b) Next, to the holders of outstanding Shares and
any class or series of Preferred Stock or other capital stock of the Corporation which is of equal rank with Series A Convertible Preferred Stock with respect to sharing in the proceeds of liquidation and dissolution of the Corporation, but only to the extent that such class or series of capital stock is of equal rank. In any such distribution, holders of Shares shall be entitled to receive, prior to and in preference to any distribution to the holders of Common Stock or any other class or series of capital stock of the Corporation which is subordinate and inferior to the rights of holders of Shares in liquidation and dissolution and winding up, and in lieu of any other payment, an amount equal to Ninety ($90.00) Dollars per Share plus dividends accrued and unpaid through the liquidation date (the "Shares Liquidation Preference"). For this purpose, dividends shall be deemed to accrue on a straight-line basis from Record Date to Record Date.

                           (c) After distribution of the Shares Liquidation
Preference to holders of Shares, the remaining assets, if any, of the Corporation available for distribution to the shareholders of the Corporation shall be distributed to the holders of shares of other classes of capital stock of the Corporation, as their rights may appear.

                           (d) A liquidation for the purposes of this Section 2
includes a sale of all or substantially all of the assets of the corporation and a merger or consolidation of the Corporation with or into any other corporation or corporations, or any other corporate reorganization, where the shareholders of the Corporation immediately prior to such event do not retain more than a fifty percent (50%) interest in the successor entity (a "Merger or Sale of Corporation"). No later than 10 days before the consummation of any Merger or Sale of Corporation, the Corporation shall deliver a notice to each registered owner of Shares setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be delivered as provided in Section 8 below.

                  3. VOTING.

                           (a) In addition to the rights specified in this
Section 3 and any other rights required by applicable laws, each Share shall entitle the holder thereof to a number of votes per Share on all matters as to which holders of Common Stock shall be entitled to vote in the same manner and with the same effect as and as a class with the holders of Common Stock and any other class or series of capital stock of the Corporation which votes as a class with the Common Stock on an "as converted" basis, i.e., each Share shall be entitled to a number of votes equal to the number of shares of Common Stock of the Corporation into which such Share could be converted pursuant to Section 5 below as of the date for determining the shareholders of the Corporation entitled to vote on the matter in respect of which the voting rights of Shares are to be computed.

                           (b) Except as herein provided, the Corporation shall
not, without the affirmative consent or approval of the holders of Shares representing at least 67% of the total

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number of Shares then outstanding, voting as a separate class, given either by written consent in lieu of a meeting or by vote at a meeting called for such purposes:

                                    (i) create or issue any class or series of
capital stock (A) ranking prior or equal to the Shares, as to payment of dividends, distribution of assets in liquidation and dissolution or redemptions, or (B) which in any manner adversely affects the rights of holders of the Shares; or

                                    (ii) alter or change the designations,
powers, preferences or rights, or the qualifications, limitations or restrictions of the Shares.

                           (c) Upon not less than twenty (20) days prior notice
to all holders of Shares, the Corporation may take, with the affirmative consent or approval of holders of 67% or more of Shares outstanding, any of the actions described in Section 3.b above.

                           (d) The holders of the Shares will be entitled,
voting as a separate class, to nominate and elect one (1) director.

                  4. REDEMPTION.

                           (a) The Corporation shall have the right, at any time
and from time to time after January 31, 2002, upon written notice to all holders of Shares at their respective registered addresses stating that the Corporation is exercising its right of redemption set forth herein (a "Redemption Notice") and fixing a date for such redemption (the "Redemption Date") which shall be no more than sixty (60) and no less than thirty (30) days following the date of the Redemption Notice, redeem the Shares at a price per Share (the "Redemption Price") equal to Ninety ($90.00) Dollars per Share, plus all dividends which have accrued on the Shares to the Redemption Date.

                           (b) From and after the Redemption Date, holders of
Shares shall cease to have any rights as holders of Shares other than the right
(1) to receive the Redemption Price as provided herein, or (2) to receive shares of Common Stock issuable upon conversion of any Shares as to which the conversion rights set forth in Section 5 below have been timely exercised.

                           (c) The Corporation shall pay the Redemption Price to
each holder of record of Shares as of the Redemption Date, provided, however, that as a condition precedent to the Corporation's payment of the Redemption Price to any holder, such holder shall deliver to the Corporation the certificate representing the Shares to be redeemed or, in lieu thereof, satisfactory evidence that such certificate has been lost or destroyed, together with a bond or surety satisfactory to the Corporation to protect it against loss should such certificate subsequently be tendered for redemption.

                           (d) If the Corporation at any time redeems fewer than
all Shares, it shall redeem all such Shares pro-rata from all holders thereof, subject, however, to such holders' rights to convert some or all of their Shares into Common Stock hereunder.

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

                  5. CONVERSION.

                           (a) Subject to adjustment as provided in subsections
(i) through (iii) of this Section 5.a, holders of Shares shall have the right, at a holder's option, at any time or from time to time prior to the Redemption Date thereof, to convert each Share into one hundred (100) fully paid and non-assessable shares of Common Stock.

                                       (i) If, at any time after the date that
Shares are first issued (the "Original Issue Date"), the number of shares of Common Stock outstanding is increased by a subdivision, conversion or split-up of shares of Common Stock, then, following the record date fixed therefor, the ratio upon which Shares may be converted into Common Stock pursuant to Section 5.a above (the "Conversion Ratio") shall be appropriately adjusted by increasing the number of shares of Common Stock issuable upon conversion of each Share in proportion to such increase in outstanding shares of Common Stock.

                                       (ii) If, at any time after the Original
Issue Date, the number of shares of Common Stock outstanding is decreased by a stock combination, reverse split or conversion, then, following the record date for such combination, reverse stock split or conversion, the Conversion Ratio shall be appropriately adjusted by decreasing the number of shares of Common Stock issuable on conversion of each Share in proportion of such decrease in outstanding shares of Common Stock.

                                       (iii) If, at any time after the Original
Issue Date, the Corporation shall issue shares of Common Stock, or rights, options or warrants or other securities convertible into or exchangeable for shares of Common Stock, at a price per share (or having an exercise or conversion price per share, together with any consideration paid to the Corporation to purchase such option, warrant or other convertible or exchangeable security) less than the quotient obtained by dividing the number of shares of Common Stock into which a Share is convertible immediately prior to the issuance of such shares of Common Stock, rights, options, warrants or other convertible securities (hereafter "dilutive securities") by Ninety ($90.00) Dollars (such quotient being hereinafter referred to as the "Conversion Price"), then, in each such case, the number of shares of Common Stock into which each Share is convertible shall be adjusted so that the holder of each Share shall be entitled to receive upon the conversion thereof a number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such Share was convertible immediately prior the issuance of the dilutive securities by a fraction (A) the numerator of which is the sum of (I) the number of shares of Common Stock outstanding prior to such issuance and (II) the number of additional shares of Common Stock issued and/or issuable upon the exercise of conversion, option or similar rights of the dilutive securities, and (B) the denominator of which is the sum of (I) the number of shares of Common Stock outstanding immediately prior to such issuance and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the dilutive securities at the time of issuance plus any additional consideration receivable upon conversion or exercise would purchase at the Conversion Price in effect immediately prior to such issuance.

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

                                       (iv) For the purpose of making any
adjustment in the number of shares of Common Stock issued upon conversion of a Share (the "Conversion Ratio") as provided above, the consideration received by the Corporation for any issue or sale of Common Stock will be computed:

                                            (A) to the extent it consists of
cash, as the amount of cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale;

                                            (B) to the extent it consists of
property other than cash, at the fair market value of that property as determined in good faith by the Corporation's Board of Directors; and

                                            (C) if Common Stock is issued or
sold together with other stock or securities or other assets of the corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

                                       (v) If the Corporation (1) grants any
rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (2) issues or sells any security ultimately convertible into shares of Common Stock, then, in each such case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issuance or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Ratio will be adjusted as above provided to reflect (on the basis of that determination) the issuance or sale. No further adjustment of the Conversion Ratio will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

                                       (vi) Upon the redemption or repurchase of
any such securities convertible or exercisable into Common Stock, or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Ratio will be readjusted to the Conversion Ratio that as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Ratio then in effect will be readjusted forthwith to that which as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of
(1) the issuance of only

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

the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price or rate.

                           (b) In case, at any time after the Original Issue
Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each Share shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (c) To exercise the right to convert set forth in
this Section 5, a holder of Shares shall deliver to the Corporation at its principal executive offices, marked to the attention of the Secretary of the Corporation, the certificate or certificates representing the Shares to be converted, endorsed to, or accompanied by a separate assignment to, the Corporation, and a written notice (a "Notice of Conversion") stating (i) such holder's wish to exercise the right to convert such Shares, and (ii) the name or names and addresses in which and to which securities or other property then deliverable upon conversion of such Shares should be registered and delivered (if to a person other than the holder and/or to an address other than the holder's address of record). Subject to Section 5d below, the conversion of a Share shall be deemed effective, and such Share shall cease to be outstanding for any purpose, upon receipt by the Corporation of the aforementioned Notice of Conversion and certificate representing such Share, provided the same are received prior to the Redemption Date, and the sole right of the holder of such Share after conversion shall be to receive the securities or other property then issuable upon the conversion thereof.

                           (d) If the Conversion Notice submitted by a holder of
Shares requests that shares of Common Stock be issued in the name of any person other than the registered owner of the Shares to be converted, the Corporation may require, as a condition to the effectiveness of such conversion, that the persons or entities in whose names such shares of Common Stock are to be issued
(i) supply such information, (ii) agree to such restrictions on transfer of securities of the Corporation issuable upon such conversion, and (iii) comply with

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such other requirements, as the Corporation may reasonably request or impose to assure compliance with applicable securities laws.

                           (e) SUCCESSIVE CHANGES. The above provisions of this
Section 5 shall similarly apply to successive issuances, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the applicable Original Issue Date.

                           (f) NO IMPAIRMENT. The Corporation will not, by
amendment of the corporation's Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series A Convertible Preferred Shareholders against impairment.

                           (g) EXCLUDED EVENTS. Notwithstanding anything in this
to the contrary, the Conversion Ratio shall not be adjusted (i) by virtue of the conversion of Shares into shares of Common Stock, or (ii) by reason of the issuance of Common Stock upon the exercise of options, warrants or similar rights outstanding on the Original Issuance Date or pursuant to the anti-dilution provisions thereof.

                           (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 5, the Corporation, at its expense upon request by any registered owner of Shares shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each such holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Such certificate shall set forth (i) such adjustment and readjustment, (ii) the current Conversion Ratio for the Shares at the time in effect, (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a Share, and (iv) if such adjustment is the result of an issuance of Common Stock, the number of shares of Common Stock issued and the consideration received therefor.

                           (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Shares such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding Shares; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect such conversion, in addition to such other remedies as may be available to the holders of Shares for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

                           (j) NO FRACTIONAL SHARES. No fractional shares shall
be issued upon conversion of Shares. Whether or not fractional shares would be issuable upon such conversion

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

shall be determined on the basis of the total number of Shares which the holder of such Shares is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                           (k) The Corporation shall pay all documentary, stamp
or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any Shares; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Shares in respect of which such shares are being issued.

                           (l) The Corporation shall reserve, and at all times
from and after the Original Issue Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of Shares sufficient shares to provide for the conversion of all outstanding Shares.

                           (m) All shares of Common Stock which may be issued in
connection of Shares as provided herein, upon issuance by the Corporation, shall be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  6. OTHER. Except as expressly provided herein, Shares shall have the same rights and privileges as shares of the Corporation's Common Stock.

                  7. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each registered owner of Shares at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                  8. OTHER NOTICES. Any notices required to be given to any holder of Shares must be in writing and will be deemed given upon personal delivery, one day after deposit with a reputable overnight courier service for overnight delivery or after transmission by facsimile telecopier with confirmation of successful transmission, or five days after deposit in the United States mail, by certified mail postage prepaid, or upon actual receipt if given by any other method, addressed to each holder of such record at his or her address appearing on the books of the corporation.

                  9. COVENANTS. Except as otherwise required by law, and in addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of Shares outstanding, voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; (ii) increase the number of shares of Preferred Stock authorized hereby; (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preference or priority of the Preferred Stock set forth herein; or (iv) effectuate a Merger or Sale of Corporation, or a Liquidation, in each case unless such Merger or Sale of Corporation or such Liquidation will result in aggregate payments and distributions (including non-cash distributions to be valued in good faith by the Corporation's Board of Directors) of an amount equal to the Liquidation Preference on each outstanding Share or on the aggregate number of shares of Common Stock issuable upon conversion of each such Share (as appropriately adjusted for stock splits, recapitalizations, combinations and the like after the Original Issue Date.)

         IN WITNESS WHEREOF, this Certificate of Designation has been signed by the President of the Corporation and the Corporation has caused its corporate seal to be hereunto affixed as of this 17th day of May, 1999.

                                      LEGAL CLUB OF AMERICA CORPORATION

                                      BY:/S/ BRETT MERL
                                         ------------------------------------
                                         BRETT MERL, CHIEF EXECUTIVE OFFICER

[CORPORATE SEAL]
                                      ATTEST:/S/ MATT COHEN
                                             --------------------------------
                                             MATT COHEN, SECRETARY


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